Exhibit 77Q1

77Q1(a)

(1) Articles of Amendment are filed herewith in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

(2) Articles of Amendment are filed herewith in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

(3) Articles Supplementary are filed herewith in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

(4) Amended and Restated By-Laws are filed herewith in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

77Q1(e)

(5) Sub-Advisory Agreement with Wellington Management Company, LLP for the Great-West Core Bond Fund, is filed herewith in response to Sub-Item 77Q1(e) of the Registrant’s Form N–SAR.

(6) Amendment No.1 to Sub-Advisory Agreement with Federated Investment Management Company for the Great-West Core Bond Fund, is filed herewith in response to Sub-Item 77Q1(e) of the Registrant’s Form N–SAR.

(7) Amended and Restated Investment Advisory Agreement between Great-West Fund, Inc. and Great-West Capital Management, LLC, is filed herewith in response to Sub-Item 77Q1(e) of the Registrant’s Form N–SAR.